EXHIBIT 10.1


                    AS TRANSLATED FROM THE ORIGINAL CHINESE.




                           Sino-Foreign Joint Venture

                    Tianjin Yide Real Estate Company Limited

                                    Contract




                                  China.Tianjin

                               28th October, 1999.

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                                    Contents

Introduction
Chapter 1         Definitions
Chapter 2         Joint Venture Parties
Chapter 3         Incorporation of Joint Venture Company
Chapter 4         Registered and Issued Capital
Chapter 5         Board of Directors and Management
Chapter 6         Foreign Exchange
Chapter 7         Company Financial Reporting and Accounting System
                  & Auditing Issues
Chapter 8         Taxation and Insurance
Chapter 9         Staff Management
Chapter 10        Representations and Guarantees by the Joint Venture Parties
Chapter 11        Responsibilities and Liabilities for Breach of Contract
Chapter 12        Terms and Termination of the Joint Venture Contract
Chapter 13        Applicable Laws, Resolution of Disputes and Arbitrations
Chapter 14        Others


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                                  INTRODUCTION

Under our mutual aims: active involvement in the national economic development; providing an infrastructure and environment for investment; engaging in long-term co-operation and deriving good returns as forecasted. On the principle of mutual benefits, Tianjin Teda International Hotels Development Company Limited and Wan Soong Pte Limited, after friendly negotiation, agreed to form a new venture named Tianjin Yide Real Company Limited (hereby referred to as "Joint Venture Company") under the laws of "Joint Venture Regulations of the People's Republic of China" and other related regulations. The date of this contract is on 28th October, 1999.

                              CHAPTER 1 DEFINITIONS

1.1 Authorised Licensing Council: Being the Tianjin Provincial Foreign Economic Trading Committee of China.
1.2 Approval Date: Being the date for which the Certificate of Approval under the Tianjin Provincial Foreign Economic Trading Committee of China.
1.3 Incorporation Date of Joint Venture Company: Being the date of business license issued by the National Industrial and Economic Legislative and Administrative Council.
1.4 Memorandum of Association: Being the memorandum of the company signed both by the joint venture parties.
1.5 Corporate Law of Joint Venture: Being the "Joint Venture Regulations of the People's Republic of China" and the "Sino-Foreign Joint Venture Practical Rules of the People's Republic of China".

                         CHAPTER 2 JOINT VENTURE PARTIES

2.1   Parties to this Contract
A.    Tianjin Teda International Hotels Development Company Limited
      - Registered at the Provincial Industrial and Trading Legislative and Administrative Council of Tianjin.
      -     Registered office: No. 8, 2nd Avenue, Economic Development Zone,
            Tianjin.
      -     Legal representative: Liu Waimen Position: Director Nationality:
            Chinese

B.    Wan Soong Pte Limited
      -     Registered in Singapore
      - Registered office: 1 North Bridge Road, #13-05 Hight Street Centre, Singapore 179094
      -     Legal representative: Li Washeng Position: Director
            Nationality: Chinese (Hong Kong)


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                CHAPTER 3 INCORPORATION OF JOINT VENTURE COMPANY

3.1         Company Name of the Joint Venture Company

            Chinese: [ILLEGIBLE]

            English:    TIANJIN YIDE REAL ESTATE COMPANY LIMITED
3.2         Registered Office of the Joint Venture Company
            No. 8, 2nd Avenue, Economic Development Zone, Tianjin.
3.3         Objectives of the Joint Venture:
            The Joint Venture Company shall be actively involved in: Assisting in the economic development and infrastructure on investment; Absorbing and using international and local scientific administrative and operational methods and experience; Making full use of the benefits from the Joint Venture Company and business channels from both parties; Initiating and building to be one of the first class world-wide known Sino-Foreign business corporation; and Contributing to attract more business opportunities and investments.
3.4         Business activities of the Joint Venture Company
            Major business activities of the Joint Venture Company: real estate development in leasehold properties, building management and related services, cultural and entertainment, gymnastics and relaxation services, and providing related information enquiry services.
3.5         Nature of the Joint Venture Company
            The Joint Venture Company is incorporated with limited liability under the laws of National Joint Venture and other related rules. Each Joint Venture shall only be liable to the capital funding requirement as stated in this agreement. At the same time, the sharing of profits shall be based on the ratio of subscribed registered capital by each party.
3.6         Legal Protection of the Joint Venture Company
            (1) The Joint Venture Company is a legal entity in the People's Republic of China. It is under the control and protection of the Chinese Laws. Certainly, it enjoys its granted rights within the Chinese Laws. Both joint venture parties should contribute their most efforts in ensuring and securing all operating administrative activities under legally approved supervision and administrative procedures. The Joint Venture Company shall comply with all the laws, restrictions, rules and regulations in China.
            (2) After the signing of this Contract, if new rules or most favoured terms are granted under the new Chinese laws, restrictions, rules and regulations related to taxation, custom and excise, foreign exchange, leasehold properties investments, commercial, entertainment, and gymnastics, then the joint venture Company shall immediately take the necessary steps to adopt the new rules so that it can enjoy the provided benefits under the new conditions.

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                     CHAPTER 4 REGISTERED AND ISSUED CAPITAL

4.1         Subscribed Registered Capital of the Joint Venture Company
            The total registered capital subscribed for by the Joint Venture
            Company: Say Reminbi ninety-two million only. (RMB92,000,000)
4.2         The Authorised Registered Capital
            The authorised registered capital of the Joint Venture Company is:
            Say Reminbi Eighty million only. (RMB80,000,000).
4.3         Ratios and Methods of Investments
- Ratios of the shareholding of the Joint Venture Parties shall be in accordance with the authorised registered capital: Capital to be paid by Party A: Say Reminbi fifty-two million (RMB52,000,000), payable in cash in Reminbi, representing 65% of the Joint Venture Company's authorised registered capital. Capital to be paid by Party
            B: Say Reminbi twenty-eight million (RMB28,000,000), payable in cash in United States Dollars, representing 35% of the Joint Venture Company's authorised registered capital.
            The final settlement and type of currency of Party B shall be calculated under the market exchange rate under the National Exchange Control Council in China on the settlement day.
4.4         Date of Allotments
            Both the Joint Venture parties shall pay up 50% of their subscribed registered capital within half a calendar year upon the issue of the business license. The outstanding 50% shall be paid within two years in accordance with the construction progress. The actual dates of settlements shall be decided by the Board of Directors of the Joint Venture Company.
4.5         Changes to the Authorised Registered Capital
            If necessary, under the mutual agreement between the Joint Venture Parties, the Company can increase the authorised registered capital. Any decisions to increase the authorised registered capital must be processed under the rules of the Joint Venture Contract.
4.6         Capital Verification Certificates
            After the payment of the subscribed authorized registered capital, Capital Verification Certificates shall be issued following audit reports on the investments issued by a recognized certified public accountant in China.
4.7         Non payment(s) of the Subscribed Registered Capital
            If any party is unable to pay the registered capital in accordance with the schedule, the party shall be subject to an interest for the period of late settlement payable to the Joint Venture Company. The chargeable interest rate is 2% over the basic interest rate for six months interest new currency loans.

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            Should any party fail to pay the registered capital or any portion thereof after 3 months, the equivalent share of the Joint Venture on the unpaid registered capital shall be taken up by the other party who shall act in compliance with the Contract.
4.8         Transfer of Shareholdings
            During the period of the Joint Venture, without the consent from other Joint Venture Parties and the certified notice from the related councils or department, shareholdings cannot be sold, transferred, secured, gifted or using other conditions to dispose of all or part of the shareholdings. If any party intends to sell all or part of its share, the other party has the first option to acquire the sale share. The party selling the share shall offer and warrant to the other party in writing that the selling terms offered are not inferior to those offered to the new third party. The other party shall within 30 days, reply to the selling party whether it accepts the offered selling terms. If the other party does not buy the sale share, its reply shall indicate whether it approves the sale to the new third party at the selling terms offered.
            The tranferor shall return the Capital Verification Certificate to the Joint Venture Company to effect the share transfer process. The returned Capital Verification Certificate shall be cancelled. A new Capital Verification Certificate shall be issued to the new third party.

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                   CHAPTER 5 BOARD OF DIRECTORS AND MANAGEMENT

5.1         Establishment of the Board of Directors

     The first meeting of the Board of Directors shall be held at the registered office on the incorporation date of the Joint Venture Company. The Board of Directors and Administrative office shall be established at the registered office.

5.2         Combinations of the Board of Directors

     The Board of Directors shall consist of three directors. Party A shall appoint two directors. Party B shall appoint one director. Party A shall also appoint the Chairman of the Board of Directors.

5.3         Appointment and Changes of Directors

     Both Joint Venture parties are required to submit written appointment letters for any appointments or changes of directors. The duration of office for each director is four years. Both parties can appoint their own directors. However, the terms of the directors can be extended upon expiry.

5.4         Power of the Board of Directors and Minutes of Meeting

     The Board of Directors is the ultimate governing body within the Joint Venture Company and is responsible all significant decisions relating to the Joint Venture Company.

     The powers and attorney of the Board of Directors and the agenda for meetings, including resolutions and notifications for Board of Directors' meeting are listed in the Company's Memorandum and Articles of Associations.

5.5         Meetings of the Board of Directors

     The Board meetings held by the Board of Directors shall be at least twice per annum held bi-annually. The meeting shall be held at the registered office of the Joint Venture Company. The Board of Directors meeting can be held at any other place if appropriate. Wherever the Board meet, the Joint Venture party shall provide the necessary and positive assistance (not limited to the immigration and emigration visas, travelling, accommodation and foods) towards the Board members.

5.6         Chairman of the Board of Directors

     The Chairman is the authorised representative for the Joint Venture Company. If the Chairman cannot undertake his responsibilities, he can appoint an executive director to manage the Boards' daily routine duties.

5.7         Operating Administrative office

     The Board of Directors shall approve and appoint a General Manager to take up routine daily affairs and administrative work of the Joint Venture Company. The General Manager shall become the Chairman of the administrative department. The Board of Directors shall employ the General Manager, Assistant Manager and managers according to the duties and responsibilities and remuneration as stated in the Memorandum and Articles of Association.

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                           CHAPTER 6 FOREIGN EXCHANGE

6.1         Management of the Foreign Investments

     The registered capital contribution of the Joint Venture Company from the foreign party (e.g. remittances overseas, exchange income and other foreign exchange income), shall be deposited into the national approved foreign currency account in China under the name of the Joint Venture Company. Similarly, all the remittance of foreign exchange must be remitted out from the same approved foreign currency account under the laws, restrictions, rules and regulations prevailing in China.

6.2         The Balance of Foreign Exchange Balances

     The Joint Venture Company must have the ability to maintain a balance between the receipts and payments by foreign exchange. Therefore, the Company must follow the prices approved by the Exchange Control Council according to the laws and regulations.

     CHAPTER 7 Company Financial Reporting and Accounting System & Auditing
               Issues

7.1 The Board of Directors shall set up the accounting policies of the Joint Venture Company (Financial Accounting Policies). The Financial Accounting Policies must follow China legal regulations and international accounting standards in practice. The accounts and books of the Joint Venture Company must accurately record all transactions, including receipts and payments, on accrual basis. They must reflect a true and fair view of the Joint Venture Company's Performance and Financial Affairs.

7.2  Independent Certified Public Accountant

     The Joint Venture Company is required to engage an independent registered Certified Public Accountant in China. His responsibilities are to audit and review the books and annual financial statements. The auditors' remuneration shall be paid the Company. The independent auditors must sign on the audit reports. Apart from this, either Joint Venture Party can employ their own auditors to audit at any time or annually at their own costs. The Joint Venture Company has the responsibility to provide assistance in any auditing processes.

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7.3  Accounts Records

     Under section 7.1, the accounting policy of the Joint Venture Company, the accounts and books much be recorded in a true and detailed manner. These records are required to be safely stored for a period stated as the national regulations. Either Joint Venture representative are allowed to check and reproduce the accounts and books at any time.

7.4  Accounting Methods and Accounting Units

     All books must be recorded in the currency of Reminbi. When closing the accounts, except with the permission from the Board of Directors to use other exchange rates approved within the restrictions of exchange control, all related transactions in foreign currencies must be stated or adjusted at the exchange rates on the date of transaction published by the National Exchange Administrative Council of China. The Joint Venture Company is required to obtain authorisation from the Board of Directors in meeting for the Company to open bank accounts denominated in Reminbi at any bank or financial institution legally.

7.5  Fiscal Year

     The Joint Venture Company shall use the Western calendar year. The fiscal year shall start on 1st January to 31st December of the year. The first fiscal year shall be from the date of incorporation up to 31st December of the second year. The last fiscal year shall be up to the last date of business.

7.6  Language

     All the accounts, books, statements and financial reports of the Joint Venture Company shall be recorded in Chinese.

                        CHAPTER 8 TAXATION AND INSURANCE

8.1   Taxation

      The Joint Venture Company is subjected to the profits tax according to the "Profits Tax Law of Sino-Foreign Company and Foreign Company in the People's Republic of China" and practice rule and details, and other related laws and regulations declared in China.

8.2   Most Favoured Treatments

      The Joint Venture Parties shall apply for free duty, tax deductions, privileges related profits tax under the Chinese Law and Regulations so that they can benefit from contracts with outsiders internationally.

8.3 The Joint Venture Company shall have insurance policies provided by the People's Republic of China Insurance Company or any other authorised insurance companies in China. If there are any risks which cannot be insured by the People's Republic of China Insurance Company or any other authorised companies in China (the coverage of insurance, regulations, types and categories), the Joint Venture Company shall seek insurance coverage for such risks with an overseas insurance company to ensure wider coverage. The type, price, and terms of the insurance policies shall be decided by the Board of Directors and executed by the Operating and Administration.

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                           CHAPTER 9 STAFF MANAGEMENT

9.1 Regarding staff management, including employment contracts, employment of staff, remuneration, dismissals and layoffs, welfare and labour insurance, these shall comply with the Joint Venture Company Law, the "Sino-Foreign Company Labour Management Regulations for the People's Republic of China" and the relevant regulations of Tianjin, and also other rules, regulations and restrictions applicable for handling labour matters. All the practical staff management affairs have been stated in the Memorandum and Articles of Association.

      CHAPTER 10 REPRESENTATIONS AND GUARANTTEES OF THE JOINT VENTURE PARTIES

10.1 Each Joint Venture Party should make the following representations and guarantees to other parties when entering into this contract:

      (1) Both the Joint Venture Parties are required to submit a valid certificate of incorporation in China and all legal documents relating to the incorporation in their own country to the Approval Council of the Chinese Government.

      (2) Both the Joint Venture Parties shall sign this Contract without breaching any laws or its own legal responsibilities.

      (3) Both the Joint Venture Parties shall take all the essential steps to execute this Contract.

      (4) Both the Joint Venture Parties shall sign and execute this Contract without breaching the laws, ordinances and arbitrations in China or in their own country.

10.2  Completion of Registration
      Party A is responsible for handling the application for the establishment the joint venture company, its registration and incorporation, the collection of license and other legal documents of the Joint Venture Company.
10.3  Other Litigation Responsibilities
      The Joint Venture Parties shall declare and guarantee that in the event of litigations not related to the Joint Venture Company, then any creditors collections of debts and bankruptcy shall be their own responsibilities and problems and shall not affect the proper operations of the Joint Venture Company. In all circumstances, except for suitable legal procedures, no party shall be allowed to liquidate or transfers or dispose its interests without any mutual agreement.

      CHAPTER 11 RESPONSIBLITIES AND LIABILITIES FOR BREACH OF CONTRACT

11.1  Breach of Contract
      Either party shall be considered to be in breach of this Contract if no response is received after 30 days from the receipt of warning notifications.

11.2  Consequences
      (1) The party who breach the Contract shall compensate the Joint Venture Company with expenses, liabilities and damages, inclusive but not limited to the losses of the Joint Venture.
      (2) If any losses resulted from the breach of Contract by either Joint Venture Party, the party who breach the Contract shall compensate all the damages related to the expenses, liabilities and losses, including interests incurred.
11.3        Frustrations (Uncontrollable Forces)
            If either party cannot complete his responsibilities in the Contract because of uncontrollable forces, then he is not considered to be in breach of contract according to the following circumstances.
      (1) Uncontrollable forces must be out of the control of either party, e.g. fire hazards, water hazards, typhoons, earthquakes, embargoes or other natural hazards, wars, disorders, bands or military actions, outbreaks, rebellions or government impediments.
      (2) Suspension of work, impediments or delays must happen during the execution of the contract by the Joint Venture Parties.
      (3) The party affected must tried their best efforts to fulfill the contract, at least to minimize the loss or damages resulted from the uncontrollable forces.
      (4) During the occurrences of uncontrollable forces, the affected party shall notify the other Joint Venture party formally in writing, providing detailed information, explaining the reasons for the delay in fulfilling all or part of this contract.
            In the event of uncontrollable forces, the contract shall be amended relative to the consequences to the Joint Venture party affected or exempt some duties and responsibilities of the affected party.

            CHAPTER 12 TERMS AND TERMINATION OF THE JOINT VENTURE CONTRACT

12.1        Terms of the Joint Venture Contract
            The license of the Joint Venture Contract shall be valid for 50 years from the date of issue. This term shall be raised by one party and agreed by the other party of the Joint Venture in the first Board meeting. Six months before the lapse of the Contract, the Joint Venture Parties shall submit a written agreement to extend the Joint Venture Contract Terms with the original Approval Council. After the new Joint Venture Contract is approved, the Joint Venture Company can continue its operation.

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12.2        Termination and Liquidation
            Upon the occurrence of any events below, the Joint Venture Company shall follow the procedures stated in the Memorandum of the
            Association:
      (1) The Joint Venture Company makes losses and is unable to continue its operations.
      (2) As a consequence of the uncontrollable forces, the Joint Venture Company cannot continue its operations.
      (3) The targets of the Joint Venture Company cannot be reached. If the above circumstances continue for a certain period, then one party shall recommend that the Joint Venture Contract be terminated to be agreed by the other party in a Board meeting. The Joint Venture parties shall get permission from the relevant authorities to dissolve the Joint Venture Contract.
12.3 The party who breach the Contract shall compensate the other party who fulfill the Contract or the Joint Venture Company for any losses, setbacks and unfavourable consequences. This compensation shall be applied at the Approval Council for the termination of this Joint Venture Contract.
12.4        Dissolution and Liquidation of the Joint Venture Company
            The Joint Venture Company can be dissolved with the resolution passed at a Board meeting and approval obtained from the original Approval Council. The procedures for liquidations, liquidation committee, allocations to be made upon liquidation are stated in the Memorandum of Association.

            CHAPTER 13 APPLICABLE LAWS, RESOLUTION OF DISPUTES AND ARBITRATIONS

13.1        Applicable Laws
            The establishment, validity, definitions, execution, changes and arbitration of this Contract shall be in accordance with laws applicable to the "The People's Republic of China". The Contract shall also be subjected to international laws, ordinances and common laws.

13.2        Disputes Resolutions
            If either party have any disputes over the definitions and execution of the Joint Venture Contract regarding the Memorandum and Articles of Associations, a resolution shall be passed by the Board of Directors on an equal, understandable basis. The resolution shall be passed under friendly negotiations.


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13.3        Arbitrations
            If any disputes cannot be settled within a reasonable period by negotiations, either party can dissolve the dispute through arbitration. The arbitration hearing shall take place after 30 days notice given to the China International Economic and Trading Arbitration Committee at Beijing. The arbitration shall proceed according to its ordinances and rules. The party lost the arbitration shall undertake all costs of the arbitration.

13.4        Continuance of Execution of the Contract
            During the period of arbitration, except for the disputes, the parties shall continue their own duties and responsibilities without any delay unless their duties cannot be carried on.

            CHAPTER 14 OTHERS

14.1        Effective Date
            This Contract shall be sent to the Approval Council after signature by both Joint Venture Parties. The approval date shall be the effective date.

14.2        Wordings and Copies
            Five copies of this Contract are prepared, all in Chinese. Either Joint Venture Party shall keep one copy each.

14.3        Amendments
            Any amendments to this Contract terms with the authorised signature from both Joint Venture parties requires the approval from the original Approval Council.

14.4        Other Matters
            Matters not anticipated in this Contract shall be executed according to the Ordinances, Rules, Statutes and Regulations existing in The People's Republic of China.

14.5        Notification
            All notifications from either Joint Venture parties shall be made in writing, transmitted by telefax, fax, telegram or prepaid registered post mailed to the recipient's confirmed address. These means of transmission of notices are considered to be valid delivery to the recipients.

A:                Tianjin Teda International Hotels Development Company Limited.
Address:          No. 8, 2nd Avenue, Economic Development Zone, Tianjin.
Postal Code:      300457
Telephone No.:(022)-25326000-888
Fax. No.:         (022)-25324913

B:             Wan Soong Pte Limited

Address:       1 North Bridge Road, #13-05 Hight Street Centre, Singapore 179094

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The Joint Venture Contract of Tianjin Yide Real Estate Company Limited is hereby signed by the Joint Venture Parties authorised representatives.

A: Tianjin Teda International Hotels Development Company Limited Authorised signature:
            Company Chop

C.          Wan Soong Pte Limited
            Authorised signature:
            Company Chop


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                    Tianjin Yide Real Estate Company Limited
                    ----------------------------------------
                Contract, Memorandum of Amendments of Resolution
                ------------------------------------------------

During the meeting of the Board of Directors dated on 6th January, 2002, all the committee members of the Board of Directors unanimously passed the amendments as follows:

(1) The name of "Wan Soong Pte Limited" changed to "Teda Hotels Management Limited" in the Introduction of the original Joint Venture Contract.

(2) The original Contract section 2.1 "B representative of the Contract" shall be replaced by "New B representative" that means,
     B:                             Teda Hotels Management Limited
     Location of registration:      Hong Kong.
     Registered office:             18th Floor,  Chinachem Johnston Plaza,
                                    178 Johnston Road, Wanchai, Hong Kong.
     Authorised representative: Chang Zhiying    Position: Chairman of Directors
     Nationality: Chinese

(3) The original "B" in the Contract section 4.3 shall be changed as "New B". The ratio of the investment shall be changed at the same time: Investment of "B": equivalent to Reminbi 2,800,000 payable in cash in Hong Kong Dollars, representing 35% of total registered and authorised capital of the Joint Venture Company.

(4) The name of "Wan Soong Pte Limited" in the Memorandum of Association shall be changed to "Teda Hotels Management Limited".

(5) The "B" representative in the original section of 3.1 of the Memorandum of Association shall be changed as "New B".

     B:                             Teda Hotels Management Limited
     Location of registration:      Hong Kong.
     Registered office:             18th Floor, Chinachem Johnston Plaza,
                                    178 Johnston Road, Wanchai, Hong Kong.

     Authorised representative: Chang Zhiying    Position: Chairman of Directors
     Nationality: Chinese

(6) The "B" in section 4.3 of the original Memorandum of Association shall be changed as "New B", the amount and ratio of investments shall be changed respectively, i.e. the investment of B shall be the equivalent of Reminbi 2,800,000 payable in cash in Hong Kong Dollars, representing 35% of the registered and authorised registered capital of the Joint Venture Company.

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     Tianjin Teda International Hotels Development Company Limited
     Authorised signature:
     Company Chop

     Teda Hotels Management Limited
     Authorised signature:
     Company Chop

6th January, 2002


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                          AGREEMENT ON SHARE TRANSFERS
                          ----------------------------

Transferor of shares: Wan Soong Pte Limited
Registered office: 1 North Bridge Road, #13-05 Hight Street Centre, Singapore
                   179094
Authorised representative: Li Wah Shing              Position: Director
Transferee of shares: Teda Hotels Management Limited
Registered office: 18th Floor, Chinachem Johnston Plaza, 178 Johnston Road,
                   Wanchai, Hong Kong.
Authorised representative: Chang Zhiying       Position: Director

In accordance with the resolution passed by the meeting of the Board of Directors of Tianjin Yide Real Estate Company Limited dated on 6th January, 2002, 35% of the shareholdings of the Tianjin Yide Real Estate Company Limited shall be transferred from Wan Soong Pte Limited to Teda Hotels Management Limited. Both the transferor and transferee agreed upon the following terms:
1. The transferor, Wan Soong Pte Limited, shall transfer its 35% shareholding interests in the Tianjin Yide Real Estate Company Limited, to the transferee, Teda Hotels Management Limited. The transfer shall consist of the 35% shareholding interests of the Tianjin Yide Read Estate Company Limited Joint Venture Contract as well as its committed responsibilities stated in that Contract. The transferee agreed to accept the above transfer of shareholdings.
2. After the signing of this agreement, the shareholders of the Joint Venture Company shall be changed from Tianjin Teda International Hotels Development Company Limited and Wan Soong Pte Limited to Tianjin Teda Hotels Development Company Limited and Teda Hotels Management Limited..
3. The share transfer stated in the above agreement shall be registered in the Registration Council. The proper procedures and supporting documents shall be prepared by the Joint Venture Company and these must be in compliance with the laws, statutes, regulations and rules of China declared in the Joint Venture Contract and the Memorandum of Association.
4. After the share transfer on Tianjin Yide Real Estate Company Limited, both the investing parties shall undertake to share in the profits as well as the risks and losses according to the ratio of the registered capital for each party.
5. If there is any dispute during the execution of this Contract which cannot be dissolved within a reasonable period, either party of this agreement can submit for an arbitration at the China National Economic and Trading Arbitration Committee Council located at Beijing. The arbitration committee members shall proceed according to the regulations. The expenses of the arbitration shall be borne by the party who fail in the arbitration action.
6. This agreement shall be legally effective after signing by the authorised representatives and stamped by the company. All share transfer shall be valid after the completion of all essential statutory regulations and procedures.

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Share Transferor:       Wan Soong Pte Limited
Authorised representative:
Company Chop:

Share Transferee:       Teda Hotels Management Limited
Authorised representative:
Company Chop:

6th January, 2002.